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                                                                      EXHIBIT 16
                                                                  August 6, 1996



                                     [LETTERHEAD]


August 6, 1996


Dr. Lawrence L. Kavanau
Chairman and
Chief Executive Officer
SYS
6363 Greenwich Drive, Suite 200
San Diego, California 92122


Dear Dr. Kavanau:

This letter is to confirm the client-auditor relationship between SYS corporation (Commission File Number 0-4169) and Ernst & Young LLP has ceased.


                                  Very truly yours,



                                  /S/ ERNST & YOUNG



Copy to: The Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, DC 20549


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